EXHIBIT 99.9

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            To:      The Board of Directors
                     Harvest Energy Trust

                     We consent to the use of our report dated March 24, 2005 included in this annual report on Form 40-F.



                      /s/ KPMG LLP
                      ----------------------
                           KPMG LLP


                           Calgary, Canada
                           March 24, 2005